Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints David R. O'Reilly as the undersigned's true and lawful attorney and agent, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of The Howard Hughes Corporation for the year ended December 31, 2020 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ William Ackman	/s/ R. Scot Sellers
William Ackman	R. Scot Sellers

/s/ Adam Flatto	/s/ Steven Shepsman
Adam Flatto	Steven Shepsman

/s/ Jeffrey Furber	/s/ Mary Ann Tighe
Jeffrey Furber	Mary Ann Tighe

/s/ Beth Kaplan	/s/ Anthony Williams
Beth Kaplan	Anthony Williams

/s/ Allen Model
Allen Model

Dated: February 25, 2021